Exhibit 99.1

    Digital Recorders, Inc. Announces New Single Lens RGB Color LED Product; Initial Orders Received for 107 Bus Vehicles in California and Massachusetts


    DALLAS--(BUSINESS WIRE)--May 17, 2006--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that its TwinVision na, Inc. (TVna) business unit in Research Triangle Park, N.C., has received orders from existing customers in California and new customers in Massachusetts for its technologically advanced, single lens, light-emitting diode (LED) color display destination sign system that utilizes a new red, green, and blue (RGB) construction arrangement.
    The TVna business unit has a transit-industry exclusive on the new single lens RGB color LED device for use in its TwinVision(R) electronic destination sign systems (EDSS). Management anticipates the Company will complete order shipments for a total of 107 bus vehicles in two states during second quarter 2006.
    "We believe this new generation of color EDSS products featuring our state-of-the-art single lens RGB color LED may help us capture additional market share due to the features and economy that it offers. While this product has been under development and in early stage demonstration for quite some time, for competitive reasons we have been cautious about calling wide-spread attention to it until we were well along in the market introductory phase. We have on-going product and technology developments, some of which we discuss in advance and some of which we elect to keep low key like this until we are properly positioned in a competitive context," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    DRI Chief Technology Officer Lawrence A. Hagemann said, "The single lens RGB color LED was developed for our exclusive use in the transit market. Its RGB construction arrangement generates a wide array of the color spectrum with very wide-angle viewing, high brightness, energy efficiency, and constant viewing intensity as mandated by transit requirements. While RGB in many forms of illumination and display devices is quite common, this particular very rugged single lens RGB color LED was optimized for demanding transit applications and it is not just an off-the-shelf item that would commonly be found in the LED trade."

    ABOUT THE TWINVISION NA, INC. BUSINESS UNIT

    Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. For more information about the Company's TVna business unit, go to www.twinvisionsigns.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the development and demonstration of the new TwinVision(R) single lens RGB color LED product, the timing and amount of the new order, the expected delivery date, the Company's products and services, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the acceptance and impact on market share of the new TwinVision(R) single lens RGB color LED product, the new product order's expected results, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.



    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com